Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1994, which appears on page 41 of the 1993 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 15 of such Annual Report on Form 10-K.

PRICE WATERHOUSE
PRICE WATERHOUSE


St. Louis, Missouri
April 28, 1994
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